FOR IMMEDIATE RELEASE
Contact:
Lisa Aragon
ITC Holdings Corp./ITCTransmission
Phone: 248.835.9300
Email: laragon@itctransco.com
ITC Holdings Corp. Declares Dividend to Shareholders
Novi, Michigan — May 17, 2006 — ITC Holdings Corp. (NYSE:ITC) today announced that its Board of Directors has declared a quarterly cash dividend on ITC Holdings Corp. common stock of $0.2625 per share, payable on June 15, 2006 to shareholders of record on June 1, 2006.
ITC Holdings Corp.’s operating subsidiary, ITCTransmission, is the first independently owned and operated electricity transmission company in the United States. ITCTransmission owns, operates and maintains a fully-regulated, high-voltage system that transmits electricity to local electric distribution facilities from generating stations in Michigan, other Midwestern states and Ontario, Canada. The local distribution facilities connected to the ITCTransmission system serve an area comprised of 13 southeastern Michigan counties, including the Detroit metropolitan area. For more information on ITCTransmission, please visit http://www.itctransco.com. For more information on ITC Holdings, please visit http://www.itc-holdings.com. (itc-ITC)
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